Exhibit 4.5

NOVAVAX, INC.

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

INDENTURE

Dated as of [ ], [ ]

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE	1

1.1.	DEFINITIONS	1

1.2.	INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT	5

1.3.	RULES OF CONSTRUCTION	6

ARTICLE 2. THE SECURITIES	6

2.1.	ISSUABLE IN SERIES	6

2.2.	ESTABLISHMENT OF TERMS OF SERIES OF SECURITIES	6

2.3.	EXECUTION AND AUTHENTICATION	9

2.4.	REGISTRAR AND PAYING AGENT	10

2.5.	PAYING AGENT TO HOLD ASSETS IN TRUST	11

2.6.	SECURITYHOLDER LISTS	11

2.7.	TRANSFER AND EXCHANGE	11

2.8.	REPLACEMENT SECURITIES	12

2.9.	OUTSTANDING SECURITIES	12

2.10.	WHEN TREASURY SECURITIES DISREGARDED; DETERMINATION OF HOLDERS’ ACTION	13

2.11.	TEMPORARY SECURITIES	13

2.12.	CANCELLATION	14

2.13.	PAYMENT OF INTEREST; DEFAULTED INTEREST; COMPUTATION OF INTEREST	14

2.14.	CUSIP NUMBER	14

2.15.	PROVISIONS FOR GLOBAL SECURITIES	15

2.16.	PERSONS DEEMED OWNERS	16

ARTICLE 3. REDEMPTION	16

3.1.	NOTICES TO TRUSTEE	16

3.2.	SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED	17

-i-

3.3.	NOTICE OF REDEMPTION	17

3.4.	EFFECT OF NOTICE OF REDEMPTION	18

3.5.	DEPOSIT OF REDEMPTION PRICE	19

3.6.	SECURITIES REDEEMED IN PART	19

ARTICLE 4. COVENANTS	19

4.1.	PAYMENT OF SECURITIES	19

4.2.	SEC REPORTS	20

4.3.	WAIVER OF STAY, EXTENSION OR USURY LAWS	20

4.4.	COMPLIANCE CERTIFICATE	20

4.5.	CORPORATE EXISTENCE	21

ARTICLE 5. SUCCESSOR CORPORATION	21

5.1.	LIMITATION ON CONSOLIDATION, MERGER AND SALE OF ASSETS	21

5.2.	SUCCESSOR PERSON SUBSTITUTED	22

ARTICLE 6. DEFAULTS AND REMEDIES	22

6.1.	EVENTS OF DEFAULT	22

6.2.	ACCELERATION	24

6.3.	REMEDIES	24

6.4.	WAIVER OF PAST DEFAULTS AND EVENTS OF DEFAULT	24

6.5.	CONTROL BY MAJORITY	25

6.6.	LIMITATION ON SUITS	25

6.7.	RIGHTS OF HOLDERS TO RECEIVE PAYMENT	26

6.8.	COLLECTION SUIT BY TRUSTEE	26

6.9.	TRUSTEE MAY FILE PROOFS OF CLAIM	26

6.10.	PRIORITIES	27

6.11.	UNDERTAKING FOR COSTS	27

-ii-

ARTICLE 7. TRUSTEE	27

7.1.	DUTIES OF TRUSTEE	27

7.2.	RIGHTS OF TRUSTEE	29

7.3.	INDIVIDUAL RIGHTS OF TRUSTEE	30

7.4.	TRUSTEE’S DISCLAIMER	30

7.5.	NOTICE OF DEFAULT	30

7.6.	REPORTS BY TRUSTEE TO HOLDERS	31

7.7.	COMPENSATION AND INDEMNITY	31

7.8.	REPLACEMENT OF TRUSTEE	32

7.9.	SUCCESSOR TRUSTEE BY CONSOLIDATION, MERGER OR CONVERSION	33

7.10.	ELIGIBILITY; DISQUALIFICATION	33

7.11.	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY	34

7.12.	PAYING AGENTS	34

ARTICLE 8. AMENDMENTS, SUPPLEMENTS AND WAIVERS	34

8.1.	WITHOUT CONSENT OF HOLDERS	34

8.2.	WITH CONSENT OF HOLDERS	35

8.3.	COMPLIANCE WITH TRUST INDENTURE ACT	36

8.4.	REVOCATION AND EFFECT OF CONSENTS	36

8.5.	NOTATION ON OR EXCHANGE OF SECURITIES	37

8.6.	TRUSTEE TO SIGN AMENDMENTS, ETC.	37

ARTICLE 9. DISCHARGE OF INDENTURE; DEFEASANCE	37

9.1.	DISCHARGE OF INDENTURE	37

9.2.	LEGAL DEFEASANCE	38

9.3.	COVENANT DEFEASANCE	38

9.4.	CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE	39

-iii-

9.5.	DEPOSITED MONEY AND U.S. AND FOREIGN GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS	40

9.6.	REINSTATEMENT	40

9.7.	MONEYS HELD BY PAYING AGENT	41

9.8.	MONEYS HELD BY TRUSTEE	41

ARTICLE 10. MISCELLANEOUS	41

10.1.	TRUST INDENTURE ACT CONTROLS	41

10.2.	NOTICES	42

10.3.	COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS	44

10.4.	CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT	44

10.5.	STATEMENT REQUIRED IN CERTIFICATE AND OPINION	44

10.6.	RULES BY TRUSTEE AND AGENTS	45

10.7.	BUSINESS DAYS; LEGAL HOLIDAYS; PLACE OF PAYMENT	45

10.8.	GOVERNING LAW	45

10.9.	SUBMISSION TO JURISDICTION	45

10.10.	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS	46

10.11.	NO RECOURSE AGAINST OTHERS	46

10.12.	SUCCESSORS	46

10.13.	MULTIPLE COUNTERPARTS	46

10.14.	TABLE OF CONTENTS, HEADINGS, ETC.	46

10.15.	SEVERABILITY	46

10.16.	SECURITIES IN A FOREIGN CURRENCY OR IN EUROS	47

10.17.	FORCE MAJEURE	47

10.18.	WAIVER OF JURY TRIAL	47

10.19.	U.S.A PATRIOT ACT	48

10.20.	JUDGMENT CURRENCY	48

10.21.	FOREIGN ACCOUNT TAX COMPLIANCE ACT (FATCA)	48

-iv-

CROSS-REFERENCE TABLE

TIA SECTION	INDENTURE SECTION
310(a)(1)(2)(5)	7.10
310(a)(3)(4)	Inapplicable
310(b)	7.8; 7.10
310(c)	Inapplicable
311(a)(b)	7.11
311(c)	Inapplicable
312(a)	2.6
312(b)(c)	10.3
313(a)(b)	7.6
313(c)	7.6; 10.2
313(d)	7.6
314(a)	4.2; 4.4; 10.2
314(b)	N/A
314(c)(1)(2)	10.4; 10.5
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	10.5
314(f)	Inapplicable
315(a)	7.1, 7.2
315(b)	7.5; 10.2
315(c)	7.1
315(d)	7.1; 7.2

-v-

TIA SECTION	INDENTURE SECTION
315(e)	6.11
316(a)(last sentence)	2.10
316(a)(1)(A)	6.5
316(a)(1)(B)	6.4
316(a)(2)	8.2
316(b)	6.7
316(c)	8.4
317(a)(1)	6.8
317(a)(2)	6.9
317(b)	2.5; 7.12
318(a)	10.1

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

-vi-

INDENTURE, dated as of [ ], [ ] by and between Novavax, Inc., a Delaware corporation, as Issuer (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.

All things necessary to make this Indenture a valid agreement of the Company in accordance with its terms have been done, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of a Series thereof, as follows:

ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE

1.1.	DEFINITIONS.

“Affiliate” of any specified Person means any other Person which, directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

“Board of Directors” means the Board of Directors of the Company or any committee duly authorized to act therefor.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification which has been delivered to the Trustee.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to ARTICLE 5 of this Indenture, and thereafter means the successor and any other primary obligor on the Securities.

“Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other Officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.

“Company Request” means any written request signed in the name of the Company by its Chief Executive Officer, President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), its Treasurer or Assistant Treasurer and attested to by its Secretary or any Assistant Secretary.

“Corporate Trust Office” means the office of the Trustee at the address specified in Section 10.2 or such other address as to which the Trustee may give notice to the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Company).

“Default” means any event that is, or that with the passing of time or giving of notice or both would be, an Event of Default.

“Depository” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depository for such Series by the Company, which Depository shall be a clearing agency registered under the Exchange Act, until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each Person who is then a Depository hereunder, and if at any time there is more than one such Person, such Persons.

“Dollars” means the currency of the United States of America.

“Euro” means the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America.

“Foreign Government Obligations” means, with respect to Securities that are denominated in a Foreign Currency, (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by, or acting as an agency or instrumentality of, such government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) and (ii), are not callable or redeemable at the option of the issuer thereof.

“GAAP” means generally accepted accounting principles consistently applied as in effect in the United States of America from time to time.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2, evidencing all or part of a Series of Securities issued to the Depository for such Series or its nominee, and registered in the name of such Depository or nominee, and bearing the legend set forth in Section 2.15(c) (or such other legend(s) as may be applied to such Securities in accordance with Section 2.2(24)).

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments, or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Lien” means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any capitalized lease obligation, conditional sales or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security, or an installment of principal, becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect payment or otherwise.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, the Treasurer, the Secretary, any Executive Vice President, Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer's Certificate,” with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by any Officer of the Company, that shall comply with applicable provisions of this Indenture and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, which counsel is reasonably acceptable to the Trustee, and delivered to the Trustee. The counsel may be an employee of or counsel to the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Trustee who shall have direct responsibility for the administration of this Indenture, or any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“SEC” means the United States Securities and Exchange Commission as constituted from time to time, or any successor performing substantially the same functions.

“Securities” means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 and 2.2.

“Significant Subsidiary” means (i) any direct or indirect Subsidiary of the Company that would be a “significant subsidiary” as defined in ARTICLE 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof, or (ii) any group of direct or indirect Subsidiaries of the Company that, taken together as a group, would be a “significant subsidiary” as defined in ARTICLE 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security, or such installment of principal or interest, is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

“Subsidiary” of any specified Person means any corporation, limited liability company, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is held, directly or indirectly, by such Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise, or if in accordance with GAAP such entity is consolidated with such Person for financial statement purposes.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.3).

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means the successor, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“U.S. Government Obligations” means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

1.2.	INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture securityholder” means a Holder or Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Company.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

1.3.	RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(1)  a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)  “or” is not exclusive;

(4)  words in the singular include the plural, and in the plural include the singular;

(5)  words used herein implying any gender shall apply to each gender; and

(6)  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2.
THE SECURITIES

2.1.	ISSUABLE IN SERIES.

Securities that may be authenticated and delivered from time to time under this Indenture in an unlimited aggregate principal amount. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers’ Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, Stated Maturity, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, PROVIDED, that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

2.2.	ESTABLISHMENT OF TERMS OF SERIES OF SECURITIES.

At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2(1) and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2(2) through 2.2(24)) by a Board Resolution, a supplemental indenture or an Officers’ Certificate, in each case, pursuant to authority granted under a Board Resolution:

(1)  the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

(2)  any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 8.5);

(3)  the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

(4)  the date or dates on which the principal of the Securities of the Series is payable;

(5)  the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any Interest Payment Date;

(6)  the place or places where the principal of, and interest and premium, if any, on, the Securities of the Series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

(7)  if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

(8)  the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)  the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof, and other detailed terms and provisions of such repurchase obligations;

(10)  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

(11) the forms of the Securities of the Series in bearer (if to be issued outside of the United States of America) or fully registered form (and, if in fully registered form, whether the Securities will be issuable as Global Securities);

(12) if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.2;

(13) the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency, including, but not limited to, the Euro, and, if such currency of denomination is a composite currency other than the Euro, the agency or organization, if any, responsible for overseeing such composite currency;

(14) the designation of the currency, currencies or currency units in which payment of the principal of, and interest and premium, if any, on, the Securities of the Series will be made;

(15) if payments of principal of, or interest or premium, if any, on, the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

(16) the manner in which the amounts of payment of principal of, or interest and premium, if any, on, the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

(17) the provisions, if any, relating to any collateral provided for the Securities of the Series;

(18) any addition to or change in the covenants set forth in ARTICLE 4 or ARTICLE 5 that applies to Securities of the Series;

(19) any addition to or change in the Events of Default which applies to any Securities of the Series, and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;

(20) the terms and conditions, if any, for conversion of the Securities into or exchange of the Securities for shares of common stock or preferred stock of the Company that apply to Securities of the Series;

(21) any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein;

(22) the terms and conditions, if any, upon which the Securities shall be subordinated in right of payment to other Indebtedness of the Company;

(23) if applicable, that the Securities of the Series, in whole or any specified part, shall be defeasible pursuant to Article 9; and

(24) any other terms of the Securities of the Series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 8.1, but which may modify or delete any provision of this Indenture insofar as it applies to such Series).

(25) All Securities of any one Series need not be issued at the same time, and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers’ Certificate referred to above, however, the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers’ Certificate.

2.3.	EXECUTION AND AUTHENTICATION.

The Securities shall be executed on behalf of the Company by two Officers of the Company or an Officer and an Assistant Secretary of the Company. Each such signature may be either manual, electronic or facsimile. The Company’s seal may be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers’ Certificate, upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.2, except as provided in Section 2.8.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.1) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officers’ Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers’ Certificate complying with Section 10.4, and (c) an Opinion of Counsel complying with Section 10.4 and which will state:

(1)            that the form of such Securities has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in accordance with Sections 2.1 and 2.2 and in conformity with the provisions of this Indenture;

(2)            that the terms of such Securities have been established in accordance with Section 2.2 and in conformity with the other provisions of this Indenture; and

(3)            that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

The Trustee shall have the right to decline to authenticate and deliver any Securities of any Series: (a) if the Trustee, being advised in writing by outside counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith shall reasonably determine that such action would expose the Trustee to personal liability, or cause it to have a conflict of interest with respect to Holders of any then outstanding Series of Securities.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Any appointment shall be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Company. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

2.4.	REGISTRAR AND PAYING AGENT.

The Company shall maintain in each Place of Payment for any Series of Securities (i) an office or agency where such Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency where such Securities may be presented for payment (“Paying Agent”), and PROVIDED, FURTHER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register for the Securities maintained by the Registrar), and (iii) an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served (“Service Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office, or to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 10.2; except for any service of process upon the Company. If the Company acts as Paying Agent, it shall segregate the money held by it for the payment of principal of, and interest and premium, if any, on, the Securities and hold it as a separate trust fund. The Company may change any Paying Agent, Registrar, co-registrar or any other Agent without notice to any Securityholder.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any Series for such purposes. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company shall give prompt written notice to the Trustee of such designation or rescission, and of any change in the location of any such other office or agency.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company hereby appoints the Trustee as the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

2.5.	PAYING AGENT TO HOLD ASSETS IN TRUST.

The Trustee as Paying Agent shall, and the Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall, hold in trust for the benefit of the Holders of any Series of Securities or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest or premium, if any, on, such Series of Securities (whether such assets have been distributed to it by the Company or any other obligor on such Series of Securities), and the Company shall notify the Trustee in writing of any Default by the Company (or any other obligor on such Series of Securities) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed, and the Trustee may, at any time during the continuance of any payment default with respect to any Series of Securities, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

2.6.	SECURITYHOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each regular record date for the payment of interest on the Securities of a Series and before each related Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders of each Series of Securities.

2.7.	TRANSFER AND EXCHANGE.

When Securities of a Series are presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met, and when such Securities of a Series are presented to the Registrar with a request to exchange them for an equal principal amount of other authorized denominations of Securities of the same Series, the Registrar shall make the exchange as requested. To permit transfers and exchanges, upon surrender of any Security for registration of transfer at the office or agency maintained pursuant to Section 2.4, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request.

If Securities are issued as Global Securities, the provisions of Section 2.15 shall apply.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar or a co-registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or a co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

Any exchange or transfer shall be without charge, except that the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.6 or 8.5. The Trustee shall not be required to register transfers of Securities of any Series, or to exchange Securities of any Series, for a period of 15 days before the record date for selection for redemption of such Securities. The Trustee shall not be required to exchange or register transfers of Securities of any Series called or being called for redemption in whole or in part, except the unredeemed portion of such Security being redeemed in part.

2.8.	REPLACEMENT SECURITIES.

If a mutilated Security is surrendered to the Trustee, or if the Holder of a Security presents evidence to the satisfaction of the Company and the Trustee that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding. An indemnity bond may be required by the Company or the Trustee that is sufficient in the reasonable judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for the Company’s out-of-pocket expenses in replacing a Security, including the fees and expenses of the Trustee. Every replacement Security shall constitute an original additional obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

2.9.	OUTSTANDING SECURITIES.

Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.9 as not outstanding.

If a Security is replaced pursuant to Section 2.8 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.8.

If a Paying Agent holds on a Redemption Date or the Stated Maturity money sufficient to pay the principal of, premium, if any, and accrued interest on, Securities payable on that date, and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture (PROVIDED, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made), then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

A Security does not cease to be outstanding solely because the Company or an Affiliate holds the Security.

2.10.	WHEN TREASURY SECURITIES DISREGARDED; DETERMINATION OF HOLDERS’ ACTION.

In determining whether the Holders of the required aggregate principal amount of the Securities of any Series have concurred in any direction, waiver or consent, the Securities of any Series owned by the Company or any other obligor on such Securities, or by any Affiliate of any of them, shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of such Series which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities of such Series so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities of such Series and that the pledgee is not the Company or any other obligor on the Securities of such Series, or an Affiliate of any of them.

2.11.	TEMPORARY SECURITIES.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form, and shall carry all rights, of definitive Securities, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, definitive Securities in exchange for temporary Securities without charge to the Holder.

2.12.	CANCELLATION.

All Securities surrendered for payment, redemption or registration of transfer or exchange, or for credit against any sinking fund payment, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, at the written direction of the Company, or, at the written direction of the Company, the Registrar or the Paying Agent (if the Trustee is not serving in those capacities), and no one else, shall cancel and dispose of (subject to the record retention requirements of the Exchange Act and the Trustee) in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment or cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.12, except as expressly permitted by this Indenture.

2.13.	PAYMENT OF INTEREST; DEFAULTED INTEREST; COMPUTATION OF INTEREST.

Except as otherwise provided as contemplated by Section 2.2 with respect to any Series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the regular record date for such interest, as provided in the Board Resolution, supplemental indenture hereto or Officers’ Certificate establishing the terms of such Series.

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.1, to the Persons who are Securityholders on a subsequent special record date, which date shall be the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the special record date, the Company shall mail or cause to be delivered to each Securityholder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Except as otherwise specified as contemplated by Section 2.2 for Securities of any Series, interest on the Securities of each Series shall be computed on the basis of a 360-day year of twelve 30-day months.

2.14.	CUSIP NUMBER.

The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if the Company does so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders, PROVIDED, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities, and that any such redemption or exchange shall not be affected by any defect in or omission of any such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers assigned to the Securities.

2.15.	PROVISIONS FOR GLOBAL SECURITIES.

(a)            A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities, and the Depository for such Global Securities or Securities.

(b)            Notwithstanding any provisions to the contrary contained in Section 2.7 and in addition thereto, if, and only if the Depository (i) at any time is unwilling or unable to continue as Depository for such Global Security or ceases to be a clearing agency registered under the Exchange Act and (ii) a successor Depository is not appointed by the Company within 90 days after the date the Company is so informed in writing or becomes aware of the same, the Company promptly will execute and deliver to the Trustee definitive Securities, and the Trustee, upon receipt of a Company Request for the authentication and delivery of such definitive Securities (which the Company will promptly execute and deliver to the Trustee) and an Officers’ Certificate and an Opinion of Counsel to the effect that such Global Security shall be so exchangeable, will authenticate and deliver definitive Securities, without charge, registered in such names and in such authorized denominations as the Depository shall direct in writing (pursuant to instructions from its direct and indirect participants or otherwise) in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms. Upon the exchange of a Global Security for definitive Securities, such Global Security shall be canceled by the Trustee. Unless and until it is exchanged in whole or in part for definitive Securities, as provided in this Section 2.15(b), a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.

(c)            Any Global Security issued hereunder shall bear a legend in substantially the following form:

“This Security is a Global Security within the meaning of the Indenture hereinafter referred to, and is registered in the name of the Depository or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.”

(d)            The Depository, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

(e)            Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of, and interest and premium, if any, on, any Global Security shall be made to the Depository or its nominee in its capacity as the Holder thereof.

(f)            Except as provided in Section 2.15(e) above, the Company, the Trustee and any Agent shall treat a Person as the Holder of such principal amount of outstanding Securities of any Series represented by a Global Security as shall be specified in a written statement of the Depository (which may be in the form of a participants’ list for such Series) with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture, PROVIDED, that until the Trustee is so provided with a written statement, it may treat the Depository or any other Person in whose name a Global Security is registered as the owner of such Global Security for the purpose of receiving payment of the principal of, and any premium and (subject to Section 2.13) any interest on, such Global Security and for all other purposes whatsoever, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

(g)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h)            Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

2.16.	PERSONS DEEMED OWNERS.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Registrar and any agent of the Company, the Registrar or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal of, and any premium and (subject to Section 2.13) any interest on, such Security and for all other purposes whatsoever, and none of the Company, the Trustee, the Registrar or any agent of the Company, the Trustee or the Registrar shall be affected by notice to the contrary.

ARTICLE 3.
REDEMPTION

3.1.	NOTICES TO TRUSTEE.

The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities, or may covenant to redeem and pay the Series of Securities or any part thereof, prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities or the related Board Resolution, supplemental indenture or Officers’ Certificate. If a Series of Securities is redeemable and the Company elects to redeem all or part of such Series of Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed at least 45 days (unless a shorter notice shall be satisfactory to the Trustee) before the Redemption Date. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder, and shall thereby be void and of no effect.

3.2.	SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

Unless otherwise indicated for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, if fewer than all of the Securities of a Series are to be redeemed, the Trustee shall select the Securities of a Series to be redeemed by lot subject, in the case of Global Securities, to the applicable rules and procedures of the Depository and, if such Securities are listed on any securities exchange, by a method that complies with the requirements of such exchange.

The Trustee shall make the selection from Securities of a Series outstanding and not previously called for redemption, and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed at least 35 but not more than 60 days before the Redemption Date. Securities of a Series in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions of the principal of Securities of a Series that have denominations larger than $1,000. Securities of a Series and portions of them it selects shall be in amounts of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.2(10), the minimum principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. Notwithstanding the above, the applicable procedures of the Depository regarding the selection of Securities issued as Global Securities shall govern.

The Trustee and the Paying Agent will have no responsibility or obligation to any beneficial owner of a Global Security or a depository participant or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any Redemption Notice) or the payment of any amount, under or with respect to such Securities. The rights of beneficial owners in any Global Securities will be exercised only through the Depository subject to the Depository procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

3.3.	NOTICE OF REDEMPTION.

Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, at least 30 days, and no more than 60 days, before a Redemption Date, the Company shall send, or cause to be sent, a notice of redemption to each Holder of Securities to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar, or, with respect to Securities issued as Global Securities, such notice shall be delivered in accordance with the applicable procedures of the Depository. The notice shall identify the Securities to be redeemed and shall state:

(1)  the Redemption Date;

(2)  the redemption price, and that such redemption price shall become due and payable on the Redemption Date;

(3)  if any Security of a Series is being redeemed in part, the portion of the principal amount of such Security of a Series to be redeemed and that, after the Redemption Date and upon surrender of such Security of a Series, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

(4)  the name and address of the Paying Agent;

(5)  that Securities of a Series called for redemption must be surrendered to the Paying Agent to collect the redemption price, and the place or places where each such Security is to be surrendered for such payment;

(6)  that, unless the Company defaults in making the redemption payment, interest on the Securities of a Series called for redemption ceases to accrue on the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed;

(7)  if fewer than all of the Securities of a Series are to be redeemed, the identification of the particular Securities of a Series (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities of a Series to be redeemed and the aggregate principal amount of Securities of a Series to be outstanding after such partial redemption.

(8)  the CUSIP number, if any, printed on the Securities being redeemed; and

(9)  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense; provided, however, that the Company has delivered to the Trustee five (5) Business Days prior to the notice date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice and the form of such notice.

3.4.	EFFECT OF NOTICE OF REDEMPTION.

Once the notice of redemption described in Section 3.3 is delivered, Securities of a Series called for redemption become due and payable on the Redemption Date and at the redemption price, plus interest, if any, accrued to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities of a Series shall be paid at the redemption price, plus accrued interest, if any, to the Redemption Date; PROVIDED, that if the Redemption Date is after a regular interest payment record date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date, as specified by the Company in the notice to the Trustee pursuant to Section 3.1.

3.5.	DEPOSIT OF REDEMPTION PRICE.

On or prior to the Redemption Date (but no later than 11:00 A.M. Eastern Time on such date), the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the redemption price of, and accrued interest on, Securities called for redemption shall have been made available in accordance with the preceding paragraph and the Company and the Paying Agent are not prohibited from paying such moneys to Holders, the Securities called for redemption will cease to accrue interest and the only right of the Holders of such Securities will be to receive payment of the redemption price of and, subject to the proviso in Section 3.4, accrued and unpaid interest on such Securities to the Redemption Date. If any Security called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Security and any interest or premium, if any, not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Securities.

3.6.	SECURITIES REDEEMED IN PART.

Upon surrender of a Security of a Series that is redeemed in part, the Company shall execute, and the Trustee shall authenticate, for a Holder a new Security of the same Series equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4.
COVENANTS

4.1.	PAYMENT OF SECURITIES.

The Company shall pay the principal of, and interest and premium, if any, on, each Series of Securities on the dates and in the manner provided in such Securities and this Indenture.

An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or otherwise.

The Company shall pay interest on overdue principal, and overdue interest, to the extent lawful, at the rate specified in the Series of Securities.

4.2.	SEC REPORTS.

The Company will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; PROVIDED, HOWEVER, that each such report or document will be deemed to be so delivered to the Trustee if the Company files such report or document with the SEC through the SEC’s EDGAR database no later than the time such report or document is required to be filed with the SEC pursuant to the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC, to the extent permitted, and provide the Trustee with, such quarterly and annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee will not be responsible and shall have no liability whatsoever to determine whether any financial information has been filed or posted on the EDGAR system (or any successor electronic delivery procedure) or have any duty to monitor or determine whether the Company has delivered the reports described under this Section 4.2 or otherwise complied with its obligation under this Section 4.2.

4.3.	WAIVER OF STAY, EXTENSION OR USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, and/or interest and premium, if any, on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives (to the extent that they may lawfully do so) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

4.4.	COMPLIANCE CERTIFICATE.

(a)            The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company during which any Securities were outstanding, an Officers’ Certificate which complies with TIA Section 314(a)(4) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and that there is no default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or interest or premium, if any, on, the Securities is prohibited, or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)            (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Securities, within ten Business Days after the Company becoming aware of such occurrence the Company shall deliver to the Trustee an Officers’ Certificate specifying such event, notice or other action and what action the Company is taking or proposes to take with respect thereto.

4.5.	CORPORATE EXISTENCE.

Subject to ARTICLE 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, in accordance with the organizational documents (as the same may be amended from time to time) of the Company and the rights (charter and statutory), licenses and franchises of the Company; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or its corporate existence, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not adverse in any material respect to the Holders.

ARTICLE 5.
SUCCESSOR CORPORATION

5.1.	LIMITATION ON CONSOLIDATION, MERGER AND SALE OF ASSETS.

(a)            The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person or Persons, unless at the time of and after giving effect thereto (i) either (A) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred (any such surviving Person or transferee Person being the “Surviving Entity”) shall be a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or a corporation or comparable legal entity treated as a corporation for U.S. federal income tax purposes organized under the laws of a foreign jurisdiction and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company (including, without limitation, the obligation to pay the principal of, and premium and interest, if any, on, the Securities and the performance of the other covenants) under the Securities of each Series and this Indenture, and in each case, this Indenture shall remain in full force and effect; and (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing.

(b)            In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.1, the Company shall deliver, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer, and the supplemental indenture in respect thereto, comply with this Section 5.1, and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

5.2.	SUCCESSOR PERSON SUBSTITUTED.

Upon any consolidation, merger or transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 above, the successor corporation formed by such consolidation, or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter (except with respect to any such transfer which is a lease) the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 6.
DEFAULTS AND REMEDIES

6.1.	EVENTS OF DEFAULT.

“Events of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officers’ Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

(1)  there is a default in the payment of any principal of, or premium, if any, on, the Securities when the same becomes due and payable at Maturity, upon acceleration, redemption or otherwise;

(2)  there is a default in the payment of any interest on any Security of a Series when the same becomes due and payable, and the Default continues for a period of 30 days;

(3)  the Company defaults in the observance or performance of any other covenant in the Securities of a Series or in this Indenture for 60 days after written notice from the Trustee or the Holders of not less than 25% in the aggregate principal amount of the Securities of such Series then outstanding, which notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

(4)  the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case,

(B)	consents to the entry of an order for relief against it in an involuntary case,

(C)	consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D)	makes a general assignment for the benefit of its creditors, or

(E)	generally is not paying its debts as they become due;

(5)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B)	appoints a Custodian of the Company or any Significant Subsidiary, or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(C)	orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 90 consecutive days; or

(6)  any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.2(19).

The term “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

The Trustee may withhold notice of any Default (except in the payment of the principal of, or interest or premium, if any, on, the Securities) to the Holders of the Securities of any Series in accordance with Section 7.5. When a Default is cured, it ceases to exist.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been actually received by a Responsible Officer at the Corporate Trust Office of the Trustee from the Company, a Paying Agent, any Holder or any agent of any Holder.

6.2.	ACCELERATION.

If an Event of Default with respect to Securities of any Series at the time outstanding (other than an Event of Default arising under Section 6.1(4) or (5) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Securities of that Series then outstanding by written notice to the Company and the Trustee, may declare that the entire principal amount (and premium, if any, on) of all the Securities of that Series then outstanding plus accrued and unpaid interest to the date of acceleration are immediately due and payable, in which case such amounts shall become immediately due and payable; PROVIDED, HOWEVER, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Securities of that Series may rescind and annul such acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of accelerated principal, interest or premium, if any, that has become due solely because of the acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and (iii) the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.1(4) or (5) with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all of the Securities of that Series shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Securities of that Series.

6.3.	REMEDIES.

If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, or interest and premium, if any, on, the Securities of that Series, or to enforce the performance of any provision of the Securities of that Series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of that Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

6.4.	WAIVER OF PAST DEFAULTS AND EVENTS OF DEFAULT.

Subject to Sections 6.2, 6.7 and 8.2, the Holders of a majority in principal amount of the Securities of any Series then outstanding by written notice to the Trustee have the right to waive any existing Default or Event of Default with respect to such Series or compliance with any provision of this Indenture (with respect to such Series) or the Securities of such Series. Upon any such waiver, such Default with respect to such Series shall cease to exist, and any Event of Default with respect to such Series arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. This Section 6.4 shall be in lieu of TIA Section 316(a)(1)(B), and TIA Section 316(a)(1)(B) is hereby expressly excluded from this Indenture and Section as permitted by the TIA.

6.5.	CONTROL BY MAJORITY.

Subject to Sections 6.2, 6.7 and 8.2, the Holders of a majority in principal amount of the Securities of any Series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture with respect to such Series. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, or that the Trustee determines, in its sole discretion, may be unduly prejudicial to the rights of another Securityholder or the Trustee, or that may involve the Trustee in personal liability; PROVIDED, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 6.5 shall be in lieu of TIA Section 316(a)(1)(A), and TIA Section 316(a)(1)(A) is hereby expressly excluded from this Indenture and Section as permitted by the TIA.

6.6.	LIMITATION ON SUITS.

Subject to Section 6.7, a Securityholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Securities of a Series unless:

(1)  the Holder gives to the Trustee written notice of a continuing Event of Default with respect to the Securities of that Series;

(2)  the Holders of at least 25% in aggregate principal amount of the Securities of such Series then outstanding make a written request to the Trustee to pursue the remedy;

(3)  such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(4)  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities of such Series then outstanding.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder, or to obtain a preference or priority over another Securityholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

6.7.	RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of a Series to receive payment of the principal of, and interest and premium, if any, on, the Security of such Series on or after the respective due dates expressed in the Security of such Series, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional, and shall not be impaired or affected without the consent of the Holder.

6.8.	COLLECTION SUIT BY TRUSTEE.

If an Event of Default in payment of principal, interest or premium, if any, specified in Section 6.1(1) or (2) with respect to Securities of any Series at the time outstanding occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Securities of that Series) for the whole amount of unpaid principal and premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Securities of that Series, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as set forth in Section 7.7.

6.9.	TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents, and take other actions (including sitting on a committee of creditors), as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), any of their respective creditors or any of their respective property, and the Trustee shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings, and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7, and to the extent that such payment of reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt on behalf of any Securityholder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities of a Series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.

6.10.	PRIORITIES.

If the Trustee collects any money pursuant to this ARTICLE 6, it shall pay out the money in the following order:

FIRST: to the Trustee, its agents and counsel, for amounts due under Section 7.7;

SECOND: to Securityholders for amounts then due and unpaid for the principal of, and interest and premium, if any, on, the Securities in respect of which, or for the benefit of which, such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; for principal and any premium and interest, respectively; and

THIRD: to the Company or such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

6.11.	UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the Securities of a Series then outstanding.

ARTICLE 7.
TRUSTEE

7.1.	DUTIES OF TRUSTEE.

(a)            If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the same circumstances in the conduct of his or her own affairs.

(b)            Except during the continuance of an Event of Default:

(1)  The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in this Indenture against the Trustee.

(2)  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(c)            The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)  This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

(2)  The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)  The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2 and 6.5.

(d)            No provision of this Indenture shall require the Trustee to expend or risk its own funds, or otherwise incur any liability, including any financial liability, in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to exercise any of the rights or power vested in it by this Indenture at the request or direction of any of the Holder pursuant to this Indenture, unless such Holders shall have offered, and if requested provided, to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e)            Whether or not therein expressly so provided, paragraphs (a), (b), (c) and (d) of this Section 7.1 shall govern every provision of this Indenture that in any way relates to the Trustee.

(f)            The Trustee and Paying Agent shall not be liable for interest on any money received by either of them, except as the Trustee and Paying Agent may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

(g)            The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections, immunities and standard of care set forth in paragraphs (a), (b), (c), (d) and (f) of this Section 7.1 and in Section 7.2 with respect to the Trustee.

(h)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

7.2.	RIGHTS OF TRUSTEE.

(a)            Subject to Section 7.1:

(1)  The Trustee may conclusively rely on, and shall be protected in acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(2)  Before the Trustee acts or refrains from acting, it may require, and may conclusively rely on, an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 10.5. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3)  The Trustee may act through agents and attorneys, and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

(4)  The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(5)  The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have provided to the Trustee security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

(7)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(8)  The Trustee shall not be deemed to have notice of any fact or matter (including, without limitation, a Default or Event of Default) unless written notice of any event (and which, in the case of a Default or Event of Default, is in fact such a default) is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and Indenture.

(9)  The permissive right of the Trustee to take actions permitted by this Indenture will not be construed as an obligation or duty to do so.

(10) The rights, privileges, protection, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

(11) Unless otherwise expressly provided herein or in the Securities of a Series or the related Board Resolution, supplemental indenture or Officers’ Certificate, the Trustee shall not have any responsibility with respect to reports, notices, certificates or other documents filed with it hereunder, except to make them available for inspection, at reasonable times, by Securityholders, it being understood that delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (except as set forth in Section 4.4).

(12) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(13) In no event shall the Trustee be responsible or liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

7.3.	INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities, and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliate thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

7.4.	TRUSTEE’S DISCLAIMER.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities (except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and authenticate the Securities and perform its obligations hereunder), and the Trustee shall not be accountable for the Company’s use of the proceeds from the sale of Securities or any money paid to the Company or upon the Company’s direction pursuant to the terms of this Indenture, and the Trustee shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificates of authentication.

7.5.	NOTICE OF DEFAULT.

If a Default or an Event of Default occurs and is continuing with respect to the Securities of any Series, and if a Responsible Officer of the Trustee has received written notice of such Default or Event of Default, the Trustee shall deliver to each Securityholder of the Securities of that Series notice of the Default or the Event of Default, as the case may be, within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has received written notice of such Default or Event of Default (except if such Default or Event of Default has been validly cured or waived before the giving of such notice). Except in the case of a Default or an Event of Default in payment of the principal of, or interest or premium, if any, on, any Security of any Series, the Trustee may withhold the notice if and so long as it determines that withholding the notice is in the interests of the Securityholders of that Series.

7.6.	REPORTS BY TRUSTEE TO HOLDERS.

If and to the extent required by the TIA, within 60 days after May 15 of each year, commencing the May 15 following the date of this Indenture, the Trustee shall deliver to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

A copy of each report at the time of its delivery to Securityholders shall be filed with the SEC and any stock exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee in writing when the Securities of any Series are listed on any stock exchange or any delisting thereof, and the Trustee shall comply with TIA Section 313(d).

7.7.	COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any provision of law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee within 45 days after receipt of request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee (in any of its capacities), its officers, directors, employees and agents for, and hold them harmless against, any and all losses, liabilities, damages, claims or expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it or arising out of or in connection with the acceptance or administration of its duties under this Indenture including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee, upon receiving written notice thereof, shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.

The failure by the Trustee to so notify the Company shall not however relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or willful misconduct as established by a final, non-appealable order of a court of competent jurisdiction. To secure the payment obligations of the Company in this Section 7.7, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee except such money or property held in trust to pay the principal of, interest and premium, if any, on particular Securities of that Series.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.7, the term “Trustee” shall include any trustee appointed pursuant to this ARTICLE 7.

The obligations of the Company under this Section 7.7 shall survive the termination or satisfaction and discharge of this Indenture or the resignation or removal of the Trustee for any reason.

7.8.	REPLACEMENT OF TRUSTEE.

The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company in writing at least 30 days in advance of such resignation.

The Holders of a majority in principal amount of the outstanding Securities of any Series may remove the Trustee with respect to that Series by notifying the removed Trustee in writing at least 30 days in advance of such removal and may appoint a successor Trustee with respect to that Series with the consent of the Company, which consent shall not be unreasonably withheld. The Company may remove the Trustee with respect to that Series at its election if:

(1)  the Trustee fails to comply with, or ceases to be eligible under, Section 7.10;

(2)  the Trustee is adjudged a bankrupt or an insolvent, or an order for relief is entered with respect to the Trustee, under any Bankruptcy Law;

(3)  a Custodian or other public officer takes charge of the Trustee or its property; or

(4)  the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee, with respect to any Series of Securities for any reason, the Company shall promptly appoint, by Board Resolution, a successor Trustee.

If a successor Trustee with respect to the Securities of one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee with respect to the Securities of one or more Series fails to comply with Section 7.10, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, (i) the retiring Trustee with respect to one or more Series shall, subject to its rights under Section 7.7, transfer all property held by it as Trustee with respect to such Series to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee with respect to such Series shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee with respect to the Securities of one or more Series shall mail notice of its succession to each Securityholder of such Series.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

7.9.	SUCCESSOR TRUSTEE BY CONSOLIDATION, MERGER OR CONVERSION.

Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

7.10.	ELIGIBILITY; DISQUALIFICATION.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5) in every respect. The Trustee (or in the case of a Trustee that is a Person included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1). In addition, if the Trustee is a Person included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this ARTICLE 7.

7.11.	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

7.12.	PAYING AGENTS.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(1)  that it will hold all sums held by it as agent for the payment of the principal of, or interest or premium, if any, on, the Securities (whether such sums have been paid to it by the Company or by any obligor on the Securities) in trust for the benefit of Holders of the Securities or the Trustee;

(2)  that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(3)  that it will give the Trustee written notice within three Business Days after any failure of the Company (or by any obligor on the Securities) in the payment of any installment of the principal of, or interest or premium, if any, on, the Securities when the same shall be due and payable.

ARTICLE 8.
AMENDMENTS, SUPPLEMENTS AND WAIVERS

8.1.	WITHOUT CONSENT OF HOLDERS.

The Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without notice to or consent of any Securityholder:

(1)  to comply with Section 5.1;

(2)  to provide for certificated Securities in addition to uncertificated Securities;

(3)  to comply with any requirements of the SEC under the TIA;

(4)  to cure any mistake, ambiguity, defect or inconsistency, or to make any other change herein or in the Securities that does not materially and adversely affect the rights of any Securityholder;

(5)  to provide for the issuance of, and establish the form and terms and conditions of, Securities of any Series as permitted by this Indenture; or

(6)  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture, and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

8.2.	WITH CONSENT OF HOLDERS.

(a)            The Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Securities of one or more Series with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of such Series affected by such amendment or supplement without notice to any Securityholder. The Holders of not less than a majority in aggregate principal amount of the outstanding Securities of each such Series affected by such amendment or supplement may waive compliance by the Company in a particular instance with any provision of this Indenture or the Securities of such Series without notice to any Securityholder. Subject to Section 8.4, without the consent of each Securityholder affected, however, an amendment, supplement or waiver may not:

(1)  reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Securities;

(2)  reduce the rate of, or change the time for payment of, interest on any Security;

(3)  reduce the principal, or change the Stated Maturity, of any Security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(4)  make any Security payable in money other than that stated in the Security;

(5)  change the amount or time of any payment required by the Securities, or reduce the premium payable upon any redemption of the Securities, or change the time before which no such redemption may be made;

(6)  waive a Default or Event of Default in the payment of the principal of, or interest or premium, if any, on, any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

(7)  waive a redemption payment with respect to any Security, or change any of the provisions with respect to the redemption of any Securities;

(8)  make any changes in Section 6.6 or this Section 8.2, except to increase any percentage of Securities the Holders of which must consent to any matter; or

(9)  take any other action otherwise prohibited by this Indenture to be taken without the consent of each Holder affected thereby.

(b)            Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Securityholders as aforesaid and of the documents described in Section 8.6, the Trustee shall join with the Company in the execution of such supplemental indenture, unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

(c)            It shall not be necessary for the consent of the Holders under this section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or supplement. Any failure of the Company to mail any such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

8.3.	COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment to, or supplement of, this Indenture or the Securities shall comply with the TIA as then in effect.

8.4.	REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Security is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Security or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement or waiver, or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

After an amendment, supplement, waiver or other action becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.2. In that case, the amendment, supplement, waiver or other action shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security; PROVIDED, that any such waiver shall not impair or affect the right of any Holder to receive payment of the principal of, and interest and premium, if any, on, a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

8.5.	NOTATION ON OR EXCHANGE OF SECURITIES.

If an amendment, supplement or waiver changes the terms of a Security of any Series, the Trustee may request the Holder of such Security to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on such Security about the changed terms and return it to the Holder. Alternatively, the Company, in exchange for such Security, may issue, and the Trustee shall authenticate, a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

8.6.	TRUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this ARTICLE 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement until the Board of Directors of the Company approves it.

ARTICLE 9.
DISCHARGE OF INDENTURE; DEFEASANCE

9.1.	DISCHARGE OF INDENTURE.

The Company may terminate its obligations under the Securities of any Series and this Indenture with respect to such Series, except the obligations referred to in the last paragraph of this Section 9.1, if there shall have been canceled by the Trustee, or delivered to the Trustee for cancellation, all Securities of such Series theretofore authenticated and delivered (other than any Securities of such Series that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.8) and the Company has paid all sums payable by it hereunder or deposited all required sums with the Trustee.

After such delivery the Trustee upon request shall acknowledge in a writing prepared by or on behalf of the Company the discharge of the Company’s obligations under the Securities of such Series and this Indenture, except for those surviving obligations specified below.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 7.7, 9.5 and 9.6 shall survive.

9.2.	LEGAL DEFEASANCE.

The Company may at its option, by Board Resolution, be discharged from its obligations with respect to the Securities of any Series on the date upon which the conditions set forth in Section 9.4 below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Securities of such Series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.6, execute proper instruments acknowledging the same, as are delivered to it by the Company), except for the following, which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Securities of such Series to receive solely from the trust funds described in Section 9.4 and as more fully set forth in such section, payments in respect of the principal of, and interest and premium, if any, on, the Securities of such Series when such payments are due, (B) the Company’s obligations with respect to the Securities of such Series under Sections 2.4, 2.5, 2.6, 2.7, 2.8 and 2.9, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.7) and (D) this ARTICLE 9. Subject to compliance with this ARTICLE 9, the Company may exercise its option under this Section 9.2 with respect to the Securities of any Series notwithstanding the prior exercise of its option under Section 9.3 below with respect to the Securities of such Series.

9.3.	COVENANT DEFEASANCE.

At the option of the Company, pursuant to a Board Resolution, the Company shall be released from its obligations with respect to the outstanding Securities of any Series under Sections 4.2 through 4.5, inclusive, and Section 5.1, with respect to the outstanding Securities of such Series, on and after the date the conditions set forth in Section 9.4 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of any Series shall be unaffected thereby.

9.4.	CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

The following shall be the conditions to application of Section 9.2 or Section 9.3 to the outstanding Securities of a Series:

(1)  the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this ARTICLE 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (A) money in an amount, or (B) U.S. Government Obligations or Foreign Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, and accrued interest and premium, if any, on, the outstanding Securities of such Series at the Stated Maturity of such principal, interest or premium, if any, or on dates for payment and redemption of such principal, interest and premium, if any, selected in accordance with the terms of this Indenture and of the Securities of such Series;

(2)  no Event of Default or Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar or simultaneous deposit relating to other Indebtedness and, in each case, the granting of liens and the consummation of other transactions in connection therewith) with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;

(3)  such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

(4)  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under, any other agreement or instrument to which the Company is a party or by which it is bound;

(5)  the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

(6)  in the case of an election under Section 9.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Securities of such Series or Persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

(7)  in the case of an election under Section 9.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance, and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(8)  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this ARTICLE 9 relating to either the Legal Defeasance under Section 9.2 or the Covenant Defeasance under Section 9.3 (as the case may be) have been complied with;

(9)  the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(10)  the Company shall have paid, or duly provided for payment under terms mutually satisfactory to the Company and the Trustee, all amounts then due to the Trustee pursuant to Section 7.7.

9.5.	DEPOSITED MONEY AND U.S. AND FOREIGN GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

All money, U.S. Government Obligations and Foreign Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.4 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal, accrued interest and premium, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations and Foreign Government Obligations deposited pursuant to Section 9.4 or the principal, interest and premium, if any, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this ARTICLE 9 to the contrary notwithstanding, but subject to payment of any of its outstanding fees and expenses, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money, U.S. Government Obligations or Foreign Government Obligations held by the Trustee as provided in Section 9.4 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

9.6.	REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any money, U.S. Government Obligations or Foreign Government Obligations in accordance with Section 9.1, 9.2, 9.3 or 9.4 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this ARTICLE 9 until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Government Obligations or Foreign Government Obligations, as the case may be, in accordance with Section 9.1, 9.2, 9.3 or 9.4; PROVIDED, HOWEVER, that if the Company has made any payment of principal of, or accrued interest or premium, if any, on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, U.S. Government Obligations or Foreign Government Obligations held by the Trustee or Paying Agent.

9.7.	MONEYS HELD BY PAYING AGENT.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or, if sufficient moneys have been deposited pursuant to Section 9.1, to the Company, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

9.8.	MONEYS HELD BY TRUSTEE.

Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or interest or premium, if any, on, any Security that are not applied but remain unclaimed by the Holder of such Security for two years after the date upon which the principal of, or interest or premium, if any, on, such Security shall have respectively become due and payable shall be repaid to the Company upon Company Request, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Security entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, either mail to each Securityholder affected, at the address shown in the register of the Securities maintained by the Registrar, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the release of any money held in trust by the Company, Securityholders entitled to the money must look only to the Company for payment as general creditors, unless applicable abandoned property law designates another Person.

ARTICLE 10.
MISCELLANEOUS

10.1.	TRUST INDENTURE ACT CONTROLS.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

10.2.	NOTICES.

Any notice or communication shall be given in writing or delivered in Person, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company:

Novavax, Inc.

21 Firstfield Road

Gaithersburg, Maryland 20878

Fax: (240) 268-2100

Attention: General Counsel

Copy to:

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

Telephone: (617) 951-7000

Attention: Paul Kinsella; Tara Fisher

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attention: Corporate Trust Department

The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company shall be deemed to have been given or made as of the date so delivered if personally delivered and three Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee shall be deemed to have been given or made as of the date actually received by a Responsible Officer of the Trustee.

Any notice or communication mailed to a Securityholder shall be mailed to such Securityholder by first-class mail, postage prepaid, at such Securityholder’s address shown on the register kept by the Registrar.

Failure to mail, or any defect in, a notice or communication to a Securityholder shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it shall be deemed duly given, three Business Days after such mailing, whether or not the addressee receives it.

If the Company delivers a notice or communication to Securityholders, it shall deliver a copy to the Trustee and each Agent at the same time.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

In the case of Global Securities, notices or communications to be given to Securityholders shall be given to the Depository, in accordance with its applicable policies as in effect from time to time.

In addition to the manner provided for in the foregoing provisions, notices or communications to Securityholders shall be given by the Company by release made to Reuters Economic Services and Bloomberg Business News.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Unless otherwise provided in this Indenture or in any Security, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Security or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to Trustee) and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if it is in writing and actually received by the Trustee, addressed as provided above or sent electronically in PDF format.

10.3.	COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

Securityholders of any Series may communicate pursuant to TIA Section 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or any other Series. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

10.4.	CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)  an Officers’ Certificate (which shall include the statements set forth in Section 10.5 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)  an Opinion of Counsel (which shall include the statements set forth in Section 10.5 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

10.5.	STATEMENT REQUIRED IN CERTIFICATE AND OPINION.

Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.4) shall include:

(1)  a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)  a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)  a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

10.6.	RULES BY TRUSTEE AND AGENTS.

The Trustee may make reasonable rules for action by or at meetings of Securityholders. The Registrar and Paying Agent may make reasonable rules for their functions.

10.7.	BUSINESS DAYS; LEGAL HOLIDAYS; PLACE OF PAYMENT.

A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not authorized or required by law, regulation or executive order to be open in the State of New York or Place of Payment.

If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. “Place of Payment” means the place or places where the principal of, and interest and premium, if any, on, the Securities of a Series are payable as specified as contemplated by Section2.2. If the regular record date is a Legal Holiday, the record date shall not be affected.

10.8.	GOVERNING LAW.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

10.9.	SUBMISSION TO JURISDICTION.

The Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

10.10.	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

10.11.	NO RECOURSE AGAINST OTHERS.

A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

10.12.	SUCCESSORS.

All covenants and agreements of the Company in this Indenture and the Securities shall bind the Company’s successors and assigns, whether so expressed or not. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind their respective successors and assigns.

10.13.	MULTIPLE COUNTERPARTS.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement. Delivery of an executed counterpart by facsimile or PDF shall be effective as delivery of a manually executed counterpart thereof.

10.14.	TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

10.15.	SEVERABILITY.

Each provision of this Indenture shall be considered separable, and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

10.16.	SECURITIES IN A FOREIGN CURRENCY OR IN EUROS.

Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate delivered pursuant to Section 2.2 with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than Dollars (including Euros), then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate at such time. For purposes of this Section 10.16, “Market Exchange Rate” shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York; PROVIDED, HOWEVER, in the case of Euros, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Union (or any successor thereto) as published in the Official Journal of the European Union (such publication or any successor publication, the “Journal”). If such Market Exchange Rate is not available for any reason with respect to such currency, the Company shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of Euros, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of Euros, rates of exchange from one or more major banks in New York City or in the country of issue of the currency in question or, in the case of Euros, in Luxembourg or such other quotations or, in the case of Euros, rates of exchange as the Company shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations of the Company regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in the Company’s sole discretion, and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Holders.

10.17.	FORCE MAJEURE.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemic, pandemic, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that the Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

10.18.	WAIVER OF JURY TRIAL.

EACH OF THE COMPANY AND THE TRUSTEE AND EACH HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY PPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.19.	U.S.A PATRIOT ACT.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a Relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

10.20.	JUDGMENT CURRENCY.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or interest or premium, if any, or other amount on, the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Business Day, in which instance, the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)) in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

10.21.	FOREIGN ACCOUNT TAX COMPLIANCE ACT (FATCA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Company agrees (i) to provide to The Bank of New York Mellon Trust Company, N.A. upon request information the Company has in its reasonable possession about the applicable parties and/or transactions (including any modification to the terms of such transactions) so The Bank of New York Mellon Trust Company, N.A. can determine whether it has tax related obligations under Applicable Law, and (ii) that The Bank of New York Mellon Trust Company, N.A. shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law. The terms of this section shall survive the termination of this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

NOVAVAX, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:
Name:
Title: